UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 28, 2005
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement

On February 28, 2005, Millennium Cell Inc., a Delaware corporation (“Millennium Cell”), issued a press release to announce that it had entered into a stock purchase agreement (the “Stock Purchase Agreement”) with The Dow Chemical Company (“Dow”). The Stock Purchase Agreement represents the first step of a proposed joint development arrangement between Millennium Cell and Dow. Attached to the Stock Purchase Agreement are a series of agreements that detail the terms of the proposed joint development arrangement. The purpose of the joint development arrangement is to jointly develop portable energy solutions through the production of hydrogen gas for use by fuel cells using certain processes currently being developed by Millennium Cell.

In connection with the joint development arrangement, Millennium Cell and Dow intend to enter into the following agreements, drafts of each of which are attached to the Stock Purchase Agreement as exhibits: a joint development agreement; a cross licensing and intellectual property agreement; a patent assignment agreement and license; an investor rights agreement; a registration rights agreement; a warrant; and a standstill agreement (collectively, the “Definitive Agreements”). Stockholder approval of the issuance of securities of Millennium Cell to Dow in the proposed joint development arrangement to the extent that such issuance, on an as converted, as exercised basis, is equal to 20% or more of the outstanding voting stock of Millennium Cell as of February 28, 2005 is a condition precedent to closing of the transactions contemplated by the Definitive Agreements. Millennium Cell intends to solicit such shareholder approval in connection with Millennium Cell’s 2005 Annual Meeting of Stockholders to be held on April 21, 2005.

A copy of the press release announcing the execution of the Stock Purchase Agreement and the other Definitive Agreements are attached as exhibits hereto. The descriptions of the Stock Purchase Agreement and the proposed Definitive Agreements in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the agreements and instruments attached as exhibits hereto.

Joint Development Agreement

The purpose of the Joint Development Agreement is for the two companies to jointly develop portable power solutions based on Millennium Cell’s Hydrogen on Demand technology coupled with a fuel cell. The proposed Joint Development Agreement will have a three year term and each party may terminate the agreement before the end of its term based on several factors as set forth in the Joint Development Agreement. In particular, Dow may terminate the Joint Development Agreement for any reason upon 30 days’ notice.

The Joint Development Agreement describes a series of four milestones (each a “Milestone”) which are designed to culminate in a commercially available product. The Milestones are focused on military and/or consumer electronics applications. Millennium Cell may elect to pursue only Milestones in one of the military or consumer categories.

The activities to be performed by Millennium Cell for each Milestone fall into two separate categories: military objectives and consumer objectives. Each Milestone is achieved by Millennium Cell’s successful completion of only one of either a defined military objective or consumer objective option as set forth in the Joint Development Agreement for each Milestone (although there is no consumer objective option under Milestone 3). Dow will be obligated to use commercially reasonable efforts to perform specified objectives to help Millennium Cell achieve the Milestones by providing specified numbers of full time equivalents of Dow employees for each Milestone. The compensation due to Dow upon the successful completion of each Milestone is described below under the caption “Stock Purchase Agreement”.

The Joint Development Agreement contains representations and warranties by Millennium Cell concerning its business, including its intellectual property (which representations and warranties survive termination of the Joint Development Agreement for specified periods of time). Millennium Cell agrees to indemnify Dow for, among other things, breaches of Millennium Cell’s representations and warranties, third party actions, including those related to patent infringement and product liability, and breaches by Millennium Cell of applicable law. Millennium Cell’s indemnification obligations are not subject to any maximum dollar limitation.

Stock Purchase Agreement

The Stock Purchase Agreement sets forth the compensation to which Dow is entitled in connection with the successful achievement by Millennium Cell of each Milestone. Such compensation is summarized as follows:

The first closing under the Stock Purchase Agreement is anticipated to occur after shareholder approval of the issuance of securities to Dow under the circumstances described above, although this closing (as well as subsequent closings) are subject to the successful completion of Milestone 0, which is the execution of all the Definitive Agreements. At the first closing, Dow shall be entitled to a grant of a number of shares of Millennium Cell’s Series A Preferred Stock equal to 3% of Millennium Cell’s outstanding capital stock on a fully diluted basis on the date of issuance.

Upon the successful completion of each of Milestones 1 through 4, Dow has the right to purchase a number of Millennium Cell’s Series B Preferred Stock (“Series B Preferred”) which is convertible into number of shares of Millennium Cell’s common stock, par value $0.001 per share (the “Common Stock”), that is equal to $1,250,000 divided by the Volume Weighted Average Price (“VWAP”) of the Common Stock for the 30 trading day period preceding the date of purchase. In addition, upon each such purchase by Dow of shares of Series B Preferred, Millennium Cell shall grant to Dow warrants (“Warrants”) to purchase a number of shares of Common Stock of Millennium Cell equal to 25% of the number of shares of Common Stock issuable upon the conversion of the shares of Series B Preferred so purchased; provided, however, that Dow is not required to purchase any Series B Preferred and the closing of any purchase of shares of Series B Preferred is subject to approval of the Definitive Agreements by Millennium Cell’s stockholders to the extent required by the National Association of Securities Dealers, Inc., internal approval by Dow and other customary closing conditions. The terms and conditions of the Warrants are described below under the caption “Warrants”.

Upon the successful completion of Milestone 1 and the purchase of Series B Preferred, Millennium Cell shall issue to Dow the number of shares of Series A Preferred that is convertible, as of the date of issuance, into the number of shares of Common Stock which is the greater of (i) 4% of the fully diluted capital of Millennium Cell or (ii) the number of shares of Common Stock that could be purchased for $1,250,000 (based upon a purchase price equal to the VWAP for the thirty (30)-trading day period prior to the issuance thereof, minus the number of shares of Common Stock issuable upon the conversion of the Series B Preferred and the exercise of the Warrants issued, if any, in connection with such Milestone.

Upon the successful completion of Milestone 2 and the purchase of the Series B Preferred, Millennium Cell shall issue to Dow the number of shares of Series A Preferred that is convertible, as of the date of issuance, into the number of shares of Common Stock which is the greater of (i) 3% of the fully diluted capital of Millennium Cell or (ii) the number of shares of Common Stock that could be purchased for $1,250,000 (based upon a purchase price equal to the VWAP for the thirty (30)-trading day period prior to the issuance thereof, minus the number of shares of Common Stock issuable upon the conversion of the Series B Preferred and the exercise of the Warrants issued in connection with such Milestone.

Upon the successful completion of Milestone 3 and the purchase of the Series B Preferred, Millennium Cell shall issue to Dow the number of shares of Series A Preferred Stock that is convertible, as of the date of issuance, into the number of shares of Common Stock which is the greater of (i) 5% of the fully diluted capital of Millennium Cell or (ii) the number of shares of Common Stock that could be purchased for $1,250,000 (based upon a purchase price equal to the VWAP for the thirty (30)-trading day period prior to the issuance thereof, minus the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock and the exercise of the Warrants issued in connection with such Milestone.

Upon the successful completion of Milestone 4 and the purchase of the Series B Preferred, Millennium Cell shall issue to Dow the number of shares of Series A Preferred Stock that is convertible, as of the date of issuance, into the number of shares of Common Stock which is the greater of (i) 4.9% of the fully diluted capital of Millennium Cell or (ii) the number of shares of Common Stock that could be purchased for $1,250,000 (based upon a purchase price equal to the VWAP for the thirty (30)-trading day period prior to the issuance thereof, minus the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock and the exercise of the Warrants issued in connection with such Milestone.

Notwithstanding the foregoing, at the closing of each of the issuances of Series B Preferred upon the successful completion of each of Milestone 1 through 4, Dow shall not acquire at any single closing shares of Series A Preferred Stock, Series B Preferred Stock and Warrants which represent more than 10% of the outstanding Common Stock on a fully diluted basis. Further, in the event that Dow elects not to purchase the shares of Series B Preferred Stock upon the completion of any Milestone, Millennium Cell is required to issue to Dow only one-half of the Series A Preferred Stock described herein for such Milestone; provided, that in any event, the amount of shares of Series A Preferred Stock to be issued shall equal the lesser of (i) the number of shares of Common Stock that could be purchased for $625,000 (based upon a purchase price equal to the the VWAP for the thirty (30)-trading day period prior to the issuance thereof; or (ii) 2% of the fully diluted capital stock of Millennium Cell.

For purposes of the Stock Purchase Agreement, the fully diluted capital stock shall not include any derivative securities having an exercise, strike or conversion price in excess of the VWAP for the 30-trading day period immediately preceding such date.

Dow has the right not to accept any shares of the Series A Preferred Stock which it is entitled to receive in connection with the Milestones, in which case Millennium Cell shall hold such securities in reserve for issuance to Dow for up to a 12 month period. In addition, Dow is limited to acquiring, under the Definitive Agreements, not more than 19.9% of the fully diluted capital stock of Millennium Cell. Accordingly, in the event that any issuance by Millennium Cell of securities would cause Dow to own more than 19.9% of the fully diluted capital stock of Millennium Cell, Millennium Cell shall hold the number of securities in reserve for future issuance to Dow that equal the excess over 19.9% of the fully diluted capital stock of Millennium Cell that Dow would otherwise have acquired at such issuance.

The Stock Purchase Agreement contains representations and warranties (which survive each closing) and indemnification provisions which are similar to the representations, warranties and indemnification provisions described above under the caption “Joint Development Agreement”.

The securities to be issued to Dow under the Stock Purchase Agreement will not have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act.

Investor Rights Agreement

The Investor Rights Agreement provides Dow with certain protections with respect to its ownership of Millennium Cell securities. First, so long as Dow holds at least 5% of the fully diluted capital stock of Millennium Cell (as such term is defined in the Stock Purchase Agreement), Dow is entitled to require Millennium Cell to purchase all or part of the shares of Millennium Cell capital stock owned by it (the “Put Right”) in the event: (i) Millennium Cell discontinues development of sub-50 watt power systems; (ii) Millennium Cell incurs debt for borrowed money in excess of 50% of its current market capitalization; (iii) Millennium Cell acquires assets, business operations or securities of a business not engaged in the delivery of sub-50 watt power systems for a purchase price in excess of Millennium Cell’s current market capitalization; or (iv) Millennium Cell sells, licenses or transfers exclusive rights to any of Millennium Cell’s intellectual property necessary for Millennium Cell’s use of sub-50 watt power systems. The Put Right price for such shares shall be equal to the greater of (x) the aggregate initial liquidation value of the issued and outstanding Series A Preferred Stock plus the total purchase price paid for the outstanding Series B Preferred Stock plus the Warrant exercise price for the exercised Warrants, if any and (y) an amount equal to the number of shares of Common Stock (on an as converted basis) that are subject to the Put Right multiplied by the VWAP of the Common Stock for the 30 day trading period immediately preceding the date of exercise of the Put Right.

The Put Right price payable by Millennium Cell is payable as follows: 25% upon the receipt by Millennium Cell of notice from Dow that it is exercising the put right; 25% within 180 days of Millennium Cell’s receipt of such notice); and, thereafter, 5% upon each 90 day anniversary of Millennium Cell’s receipt of such notice until such time that the purchase price has been paid in full. Millennium Cell shall deliver a promissory note for the balance of thePut Right price which bears 12% annual interest and contains default and other provisions.

In addition, Dow shall have the right to purchase additional shares of equity of Millennium Cell so as to maintain its percentage ownership of Millennium Cell in the event that Millennium Cell issues additional shares of capital stock, subject to certain exceptions for certain issuances of capital stock.

Subject to Dow maintaining ownership of at least 5% of the outstanding shares of capital stock of Millennium Cell on a fully-diluted basis, Dow shall be entitled to designate one person to serve as an observer to all meetings of Millennium Cell’s Board of Directors and its committees, to receive certain financial statements and budgets from Millennium Cell and to inspect Millennium Cell’s facilities.

Registration Rights Agreement

The Registration Rights Agreement covers all shares of Common Stock issuable upon conversion of the Series A Preferred and Series B Preferred, and upon the exercise of the Warrants. Pursuant to the Registration Rights Agreement, prior to the fifth anniversary of the effective date of the Joint Development Agreement, Dow shall be entitled to two demand registrations, which shall remain effective for at least six months each, and an unlimited amount of piggy-back registrations. In connection with each such registration, Millennium Cell shall pay all registration expenses, subject to a $50,000 cap on legal expenses in a piggy-back registration. As long as Dow owns 5% of the fully diluted capital stock of Millennium Cell, Dow is required to enter into a lock-up agreement in the event of a registration of shares for sale by Millennium Cell, provided that Millennium Cell’s officers, directors and 5% stockholders enter into the same lock-up agreement.

Pursuant to the Registration Rights Agreement, Millennium Cell shall indemnify Dow, or any valid transferee of Dow’s securities issued pursuant to the Stock Purchase Agreement, from and against any liabilities arising out of material misstatements or omissions set forth in the registration statement or any prospectus included therein, subject to standard exceptions.

Standstill Agreement

The Standstill Agreement contains certain conditions to the issuance of securities to Dow pursuant to the Stock Purchase Agreement. Commencing upon the effective date of the Standstill Agreement until the earlier of (i) the third anniversary of the effective date thereof and (ii) the first anniversary of the date of termination by Dow of the Joint Development Agreement, if any, for any reason other than cause (as defined in the Joint Development Agreement), the Standstill Agreement will restrict Dow from, directly or indirectly, either individually or acting in concert with any one or more persons, publicly or privately proposing, encouraging, soliciting or participating in the solicitation of any person to acquire, offer to acquire or agree to acquire, by merger, tender offer, purchase or otherwise, Millennium Cell or more than 50% of the outstanding capital stock or assets of Millennium Cell. In addition, commencing upon the effective date of the Standstill Agreement until the first anniversary thereof, the Standstill Agreement will restrict Dow from, directly or indirectly, either individually or acting in concert with any one or more persons, making or participating in any solicitation of proxies in opposition to any recommendation of the Board of Directors of Millennium Cell with respect to voting securities of Millennium Cell.

Cross Licensing and Intellectual Property Agreement

The Cross Licensing and Intellectual Property Agreement governs the licensing of certain background rights to each party, and the ownership and licensing of five categories of intellectual property rights which may arise under the Joint Development Agreement. The Cross Licensing and Intellectual Property Agreement, or any one or more licenses set forth in the Cross License Agreement, is terminable by either party in the event of the material noncompliance by the other party of its obligations under the Cross Licensing and Intellectual Property Agreement or upon the bankruptcy of the other party, and in any event by either party (as licensee) with 90 days’ notice. The ownership and licensing of intellectual property rights contributed to or arising under the Joint Development Agreement varies based upon whether the intellectual property will be used for fuel cells for energy generation (the “Field of Use”) and whether it is used in the (A) production of hydrogen gas for use by fuel cells by storing and chemically converting sodium borohydride or other boron hydride-fuel formulations into hydrogen by controlling the contact of an alkaline aqueous boron hydride solution with a contained solid catalyst comprised of a transition metal adhered to a substrate which promotes the chemical reaction between the boron hydride and water to release hydrogen gas; (B) interconnections and related control strategies for the integration of a fuel cell and hydrogen generator systems for delivery of hydrogen gas produced by one of these means for conversion to power by a fuel cell (the “Application”). The five categories of intellectual property rights are:

(i) intellectual property contributed by Dow for use under the Joint Development Agreement--Dow shall maintain all rights to such intellectual property except that Millennium Cell shall receive a non-exclusive license to practice, make, have made and sell such intellectual property in the Field of Use and in connection with the Application;

(ii) intellectual property contributed by Millennium Cell for use under the Joint Development Agreement--Millennium Cell shall maintain all rights to such intellectual property except that Dow shall have a right of first refusal to practice, make, have made, sell and license such intellectual property as intended by Millennium Cell;

(iii) intellectual property developed under the Joint Development Agreement--with respect to intellectual property which relates to the Field of Use in connection with the Application, Millennium Cell shall own, and have the exclusive right to use, all such intellectual property and Dow shall have a right of first refusal to obtain an exclusive license to use such intellectual property as intended by Millennium Cell and most-favored nation treatment with respect to such intellectual property. For all intellectual property developed under the Joint Development Agreement which does not relate to the Field of Use in connection with the Application, Millennium Cell shall own the intellectual property and Dow shall have a non-exclusive, fully paid-up, royalty-free license to use the technology;

(iv) intellectual property invented by Dow outside the Joint Development Agreement; shall be owned by Dow and Millennium Cell shall have no rights to such intellectual property; and

(v) intellectual property invented by Millennium Cell outside of the Joint Development Agreement--Millennium Cell shall own such intellectual property and Dow shall have no rights to such intellectual property.

The Cross Licensing and Intellectual Property Agreement specifies additional terms of Millennium Cell’s licenses to Dow, including the right to grant sublicenses, duration and reporting requirements. The Cross Licensing and Intellectual Property Agreement also provides Dow with a right of first refusal in the case of an exclusive license or an exclusive transfer of certain intellectual property.

The Cross Licensing and Intellectual Property Agreement contains representations and warranties and indemnities which are similar to those described above in the caption “Joint Development Agreement”.

Patent Assignment Agreement and License

Under the Patent Assignment Agreement and License, Dow will assign ownership of background rights jointly developed with Millennium Cell prior to the date of the Joint Development Agreement to Millennium Cell pursuant to a Patent Assignment Agreement and License. Under the Patent Assignment Agreement, Dow represents and warrants that it has the right to convey its interest in the background rights and agrees to assign Dow’s entire right, title, and interest in the background rights to Millennium Cell. Millennium Cell agrees to indemnify Dow for any claims arising from practice of the background rights. Millennium Cell agrees to grant Dow a paid up, worldwide, non-exclusive license to certain fields of use and a most favored nation license within the field and application of the Cross-Licensing Agreement. Also, Dow will be entitled to most favored nation treatment with respect to Millennium Cell’s out-licensing of certain other intellectual property.

Description of Series A Preferred Stock

The shares of Series A Preferred shall be divided into five different subseries and shall be convertible into shares of Common Stock at a conversion rate equal to 10 shares of Common Stock for one share of Series A Preferred, subject to adjustment. In the event of the liquidation, dissolution or winding up of Millennium Cell, or such Millennium Cell’s subsidiaries the assets of which constitute all or substantially all the assets of the business of Millennium Cell and its subsidiaries taken as a whole, in a single transaction or series of related transactions, or a sale or merger of Millennium Cell, each holder of Series A Preferred and Series B Preferred then outstanding shall be entitled to receive, out of the assets of Millennium Cell available for distribution to its stockholders, before any payment shall be made in respect of all other classes of capital stock ranking junior on liquidation to the Series A Preferred and Series B Preferred, an amount equal to, as applicable, either (A) the product of the number of the outstanding shares of each subseries of Series A Preferred, if any, held by such holder of Series A Preferred multiplied by the initial purchase price of each subseries of the Series A Preferred (the “Series A Liquidation Preference”) and/or (B) the sum of the outstanding shares of Series B Preferred, if any, held by such holder of Series B Preferred multiplied by the initial purchase price of the Series B Preferred plus any accrued and unpaid dividends on the Series B Preferred(the “Series B Liquidation Preference”). After payment of (i) the Series B Liquidation Preference to each holder of Series B Preferred and (ii) the Series A Liquidation Preference to each holder of shares of Series A Preferred, any remaining assets and property of Millennium Cell available for distribution to stockholders shall be distributed pro rata among the holders of Millennium Cell Common Stock, other classes of capital stock ranking junior in liquidation to the Series A Preferred and the Series B Preferred, Series A Preferred and Series B Preferred, treating for purposes of such distribution each share of Series A Preferred or Series B Preferred as such number of shares of Common Stock into which such share of Series B Preferred or Series A Preferred, as the case may be, would be convertible on the record date for any such distribution.

Adjustments to the conversion price and the conversion ratio of the Series A Preferred will be in the form of either or both of “weighted average adjustment” and “full ratchet adjustment” depending on the Milestone for which such shares were granted. Adjustments to each share of Series A Preferred will be triggered by any issuance by Millennium Cell of certain convertible debt or equity securities at a price less than the applicable conversion price, subject to the following exceptions (which exceptions are, in certain cases, subject to individual limits and are subject to an aggregate limit):

(i) any securities to be issued to employees, officers or directors of, or consultants or advisors to, Millennium Cell pursuant to stock purchase or stock option plans or other arrangements that are approved by Millennium Cell’s Board of Directors;

(ii) any securities of any class or series issued or to be issued pursuant to any options or warrants (but not convertible debentures) outstanding as of the date of the Stock Purchase Agreement;

(iii) any securities of any class or series issued or to be issued pursuant to the conversion or exercise of any securities issued in connection with the Stock Purchase Agreement;

(iv) any securities of any class or series issued or to be issued pursuant to the Stock Purchase Agreement;

(v) any securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

(vi) any securities issued in connection with any stock split, stock dividend, recapitalization or similar transaction by Millennium Cell;

(vii) any securities issued as consideration, whether in whole or in part, to any person or entity for providing services or supplying goods to Millennium Cell;

(viii) any securities issued to any entity which is or will be, itself or through its subsidiaries or affiliates, an operating company in a business related to or complementary with the business of Millennium Cell and in which Millennium Cell receives reasonably material benefits in addition to the investment of funds;

(ix) any securities issued pursuant to any equipment leasing arrangement;

(x) any securities issued to pay all or a portion of any investment banking, finders or similar fee or commission, which entitles the holders thereof to acquire shares of Common Stock at a price not less than the market price of the Common Stock on the date of such issuance and which is not subject to any adjustments other than on account of stock splits and reverse stock splits; and

(xi) other securities as may be mutually agreed in writing prior to their issuance by Dow and Millennium Cell.

The shares of Series A Preferred will be convertible at will at any time by the holder thereof. Millennium Cell will have the right to force a conversion of each share of Series A Preferred after the first anniversary of the achievement of Milestone 4 at any time that the VWAP of the Common Stock for the 30 trading day period immediately preceding such election is at least twice the applicable conversion price of such share of Series A Preferred.

The shares of Series A Preferred will have its right to vote with the Common Stock as a single class on an “as-converted” basis, subject to the foregoing: for so long as Dow holds at least 25% of the number of shares issued to Dow in connection with the Stock Purchase Agreement, Millennium Cell is restricted from performing certain acts that have an adverse effect on the Series A Preferred, without the consent of the holders of at least a majority of the Series A Preferred.

The shares of Series A Preferred granted in connection with the Joint Development Agreement, and the shares of Common Stock underlying such shares of Series A Preferred will not be transferable by Dow until the expiration of a six month holding period commencing upon the date of issuance of the applicable shares of Series A Preferred.

Description of Series B Preferred Stock

The shares of Series B Preferred shall be divided into four different subseries and shall be convertible into shares of Common Stock at a conversion rate equal to 10 shares of Common Stock for one share of Series B Preferred, subject to adjustment. Adjustments to the conversion price and the conversion ratio of the Series B Preferred will be identical to that of the Series A Preferred described above in “Description of Series A Preferred Stock”. The shares of Series B Preferred will bear a cumulative dividend equal to 6% of the applicable purchase price. The Series B Liquidation Preference is described above in “Description of Series A Preferred Stock.”

The shares of Series B Preferred will have conversion and voting rights, as well as elective conversion by Millennium Cell and transfer restrictions, that are identical to those granted to the Series A Preferred. In addition, at any time that the VWAP of the Common Stock for any five consecutive day trading period is less than $0.50 per share (as adjusted for certain changes in the capital stock of Millennium Cell), Dow will have the right to put the shares of Series B Preferred to Millennium Cell at a per share price equal to $0.50 per share for a six month period following such five consecutive day trading period.

Description of Warrants

The Warrants shall be fully vested upon issuance and shall have a five year term. The Warrants will be exercisable for shares of Common Stock at a per share purchase price, in cash, equal to 120% of the VWAP of the Common Stock for the 30 day trading period immediately preceding the date of issuance. The Warrants will also be subject to a six-month holding period from the date of grant. Subject to a 30 trading day period with a minimum trading volume equal to at least 15 times the average daily trading volume of the Common Stock during calendar years 2003 and 2004, Millennium Cell will be able to force the exercise of the Warrants at any time that the VWAP of the Common Stock for the 30 trading day period immediately preceding the determination to do so is at least four times the exercise price of such Warrants; provided, that upon such election by Millennium Cell, Dow will have the right to sell or transfer such Warrants (or its Common Stock underlying such Warrants) to a third-party who will be required to so exercise its Warrants, subject to applicable law. If, within 10 business days of such election by Millennium Cell, Dow has not exercised, or sold or transferred, such Warrants to a third party or, if so sold or transferred, such third party has not exercised such Warrants, then the Warrants immediately terminate. The Warrants will be subject to standard anti-dilution protection for stock dividends and splits, combinations, mergers, consolidations, etc.

The shares of Common Stock underlying the Warrants will be registrable securities under the Registration Rights Agreement.

Additional Information and Where to Find It

Millennium Cell intends to file with the SEC a proxy statement and other relevant documents in connection with the proposed potential issuance of over 19.9% of Millennium Cell’s currently outstanding shares to Dow. Investors and security holders of Millennium Cell are urged to read the proxy statement and other relevant documents when they become available because they will contain important information about Millennium Cell and the proposed transaction. Investors and security holders of Millennium Cell may obtain free copies of the proxy statement and other relevant documents filed with the SEC (when they become available) at the SEC's website at www.sec.gov, and at Millennium Cell's website at www.MillenniumCell.com. In addition, investors and security holders of the Registrant may obtain free copies of the proxy statement (when it becomes available) by writing to 1 Industrial Way West, Eatontown, New Jersey 07724, Attention: Investor Relations.

Millennium Cell and its directors, executive officers, certain members of management and certain employees may be deemed to be participants in the solicitation of proxies in respect of the proposed potential issuance of over 19.9% of Millennium Cell’s outstanding voting stock to Dow. A description of the interests in Millennium Cell of its directors and executive officers is set forth in Millennium Cell 's annual report on Form 10-K for the fiscal year ended December 31, 2003 filed with the SEC on March 18, 2004 and in the Company's proxy statement for its 2004 annual meeting of stockholders filed with the SEC on March 18, 2004. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed sale, and a description of their direct and indirect interests in the proposed sale, will be set forth in the proxy statement when it is filed with the SEC.

Item 2.02. Results Of Operations And Financial Condition.

On February 28, 2005, Millennium Cell issued a press release to report its financial results for the fourth quarter of 2004 and for the full year 2004. The full text of the press release announcing such results is attached hereto as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

4.1.	Form of Series A Certificate Of Designation
4.2.	Form of Series B Certificate Of Designation
10.1.	Stock Purchase Agreement
10.2.	*Form of Joint Development Agreement
10.3.	*Form of Cross Licensing and Intellectual Property Agreement
10.4.	Form of Investor Rights Agreement
10.5.	Form of Registration Rights Agreement
10.6.	Form of Standstill Agreement
10.7.	Form of Form of Warrant
10.8.	Form of Patent Assignment Agreement
99.1.	Press release dated February 28, 2005, titled “Millennium Cell and The Dow Chemical Company Announce Joint Development Program.”
99.2.	Press release dated February 28, 2005, titled “Millennium Cell Reports Fourth Quarter Results.”

*Confidential treatment requested as to certain portions of this exhibit. Such portions have been redacted and filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millennium Cell Inc.

Date: February 28, 2005	By:	/s/ John D. Giolli
Name: John D. Giolli, CPA Title: Vice President, Finance and Acting Chief Financial Officer